                                                                   EXHIBIT 10.17

                           CLINICAL TRIAL AGREEMENT

     Agreement made as of the first day of August, 1992, between The General Hospital Corporation, a not-for-profit corporation doing business as Massachusetts General Hospital having a principal place of business at Fruit Street Boston, Massachusetts 02114 ("General"), Nicholas T. Zervas, M.D., Department of Neurosurgery, Massachusetts General Hospital, Boston, Massachusetts 02114 ("Princiapl Investigator") and Photoelectron Corporation, a corporation having an office at 400-1 Totten Pond Road, Waltham, Massachusetts 02254 ("Company").

     1. Principal Investigator agrees to conduct a clinical study of Miniaturized X-Ray Generator (hereinafter referred to as the "Study Device") in accordance with the study protocol entitled "Investigational Plan for Preliminary Trials of Model IXR-2 Photonic Radiosurgery Source", a copy of which is attached hereto as Exhibit A (hereinafter referred to as the "Study"). In the event of any conflict between Exhibit A and the provisions of this Agreement, the provisions of this Agreement shall govern.

     2. The Study will be conducted by Principal Investigator at General with the prior approval and ongoing review of all appropriate and necessary review authorities and in accordance with all federal, state and local laws and regulations. Principal Investigator shall provide Company with written evidence of review and approval of this Study by General Institutional Review Board prior to the initiation of the Study and of the Board's continuing review and approval of the Study whenever it is reviewed, but at least once per year. All volunteers will meet the legal age requirements of the Commonwealth of Massachusetts, the state in which the Study is to be conducted.

     3. Principal Investigator will furnish Company with the data resulting from the Study in signed case report forms within a reasonable time after completion of each case and Company shall have the unrestricted right to use such data. Study records shall be made available to Company representatives upon request for comparison with case report forms. Such records will also be made available upon request for review by representatives of the U.S. Food and Drug Administration. Records of the study including either the original or a copy of all volunteer consent forms shall be retained in conformance with applicable federal regulations.

  4. Principal Investigator will be free to publish the results of the Study subject only to the provisions of Paragraph 5 regarding Company's confidential information. Company will be furnished with a copy of any proposed publication for review and comment prior to submission for publication, for manuscripts, at least thirty (30) days prior to submission, and for abstracts, at least seven
(7) days prior to submission. At the expiration of

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

such thirty (30) day or seven (7) day period, Principal Investigator may proceed with submission for publication.

     5. It is understood that General cannot assure confidential treatment of any information that may be disclosed to any General staff member, employee or student. In the event that Company wishes to disclose to any General personnel any information which relates to the Study that Company considers confidential, Company may enter into a separate Confidentiality Agreement with such General personnel. Such Confidentiality Agreement must be approved as to form by the Director, Office of Technology Affairs, General and shall provide a means for clearly identifying the information Company considers to be proprietary and not abridge the traditional rights of General or General personnel to publish and communicate with academic colleagues regarding the results of research conducted at General.

     6. General and Company agree that Company shall have an opportunity to acquire by assignment all rights to each invention which constitutes a new use or modification of the Study Device and is made by General personnel, solely or jointly, in the performance of the Study (hereinafter referred to as "Invention"). Each Invention shall be promptly reported in writing to Company and to General and Company shall have ninety (90) days following receipt of such report to submit a written request to General to acquire rights to the reported Invention. In the event Company so elects to acquire rights to an Invention, General shall promptly obtain from General personnel appropriate assignments of all rights in the Invention held by such personnel and thereafter shall assign all its rights to Company.

     7. The term of this Agreement shall be one (1) year from the date hereof. Any party hereto shall have the right to terminate the Study and this Agreement at any time upon thirty (30) days prior written notice thereof to the other parties. In the event of termination, the amount of the reimbursement under Paragraph 9(e) by Company to support the Study shall be appropriately prorated. The obligations of the parties under Paragraphs 3,4,5,6,8,10,11 and 13 shall survive the termination of this Agreement.

     8. At the completion or early termination of the Study, an accounting will be made of the clinical supplies provided for the Study by Company and any such supplies remaining shall be returned to Company.

     9. Company agrees to support this Study by: (a) providing a Study Device to the Principal Investigator; (b) providing the Principal Investigator with information and instruction pertaining to the Study Device and personnel to operate the Study Device as needed to perform the Study; (c) repairing, maintaining, and modifying the Study Device as needed during the Study; (d) monitoring the Study; and (e) providing General with a research

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

grant for one-half the salary of a nurse designated by General to assist subjects participating in the Study for a period of one (1) year in the amount of Thirty-Seven Thousand dollars ($37,000) which includes indirect costs in the amount of Four Thousand Seven Hundred Seventy dollars ($4770), payable to General as follows:

     Eighteen Thousand Five Hundred Dollars ($18,500) upon execution of this Agreement; and,

     Eighteen Thousand Five Hundred Dollars ($18,500) on February 1, 1993.

     Checks should be made payable to "The General Hospital Corporation" and sent, along with a letter indicating the name of the Principal Investigator and the specific clinical trial agreement for which the funds are intended, to:

               Director
               Office of Technology Affairs
               Massachusetts General Hospital
               Thirteenth Street Building 149, Suite 1101
               Charlestown, MA 02129

     10. (a) Company shall indemnify, defend and hold harmless General and its trustees, officers, medical and professional staff, employees, and agents and their respective successors, heirs and assigns (the "Indemnitees"), against any liability, damage, loss, or expense (including reasonable attorney's fees and expenses of litigation) incurred by or imposed upon the Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments: (i) arising out of any theory of product liability (including, but not limited to, actions in the form of tort, warranty, or strict liability) concerning the Study Device or any modification thereof developed pursuant to this Agreement and made by Company or a licensee, affiliate or agent of Company; (ii) arising out of any side effect or adverse reaction, illness or injury resulting from Indemnitees' performance of the Study and occurring to any person involved in the Study; or
(iii) arising out of damage to any property resulting from and occurring during the Indemnitees' performance of the Study. General agrees to notify Company promptly of any such claim, suit, action, demand or judgment and General and Principal Investigator agree to permit Company to control the defense and disposition thereof (including, without limitation, all decisions to litigate, settle or appeal) and further agree to reasonably cooperate with Company in the handling thereof. Company agrees to keep General informed of the progress in the defense and disposition of such claims and to consult with General with regard to any settlement thereof which Company proposes to enter into.

     (b) Company's indemnification under (a) above shall not apply to any liability, damage, loss or expense to the extent that it is

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

attributable to the: (i) negligent activities, reckless misconduct or intentional misconduct of the Indemnitees; or (ii) failure of the Indemnitees to adhere to the terms of the protocol for the Study.

     (c) Company agrees, at its own expense, to provide attorneys reasonably acceptable to the General to defend against any actions brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought.

     11. (a) At such time as the Study Device or any modification thereof is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by Company or by a licensee, affiliate or agent of Company, Company shall, at its sole cost and expense, procure and maintain comprehensive general liability insurance in amounts not less than $2,000,000 per incident and $2,000,000 annual aggregate and naming the Indemnitees as additional insureds, with respect to claims arising out of Indemnitees' performance of, or involvement in, the Study, except those claims attributable to (i) or (ii) of subparagraph 10(b) of this Agreement. Such comprehensive general liability insurance shall provide (i) product liability coverage and
(ii) broad form contractual liability coverage for Company's indemnification under Paragraph 10 of this Agreement. If Company elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of $250,000 annual aggregate) such self-insurance program must be acceptable to the General and the Risk Management Foundation of the Harvard Medical Institutions, Inc. The minimum amounts of insurance coverage required under this Paragraph 11 shall not be construed to create a limit of Company's liability with respect to its indemnification under Paragraph 10 of this Agreement.

     (b) Company shall provide General with written evidence of such insurance upon request of General. Company shall provide General with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance.

     (c) Company shall maintain such comprehensive general liability insurance during (i) the period that the Study Device or any modification thereof is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by Company or by a licensee, affiliate or agent of Company and (ii) a reasonable period after the period referred to in (c)(i) above which in no event shall be less than five (5) years.

     12. The terms of this Agreement can be modified only by a writing which is signed by General, Principal Investigator and Company.

     13. No party to this Agreement shall use the name of any

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

other party or of any staff member, employee or student of any other party or any adaptation thereof in any advertising, promotional, sales literature or publicity or in any non-scientific publication without the prior written approval of the party or individual whose name is to be used. For General, such approval shall be obtained from the Director of News and Public Affairs and for Company, from its Chief Executive Officer.

     14. The provisions of this Agreement shall be interpreted under the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


PHOTOELECTRON CORPORATION                  THE GENERAL HOSPITAL CORPORATION
                                           (Federal Tax ID No: 042 697 983)

BY: Peter M. Nomikos                    BY: Marvin C. Guthrie
   -----------------------------           -----------------------------------
TITLE: President                        TITLE:  Director,
      --------------------------               -------------------------------
                                                Office of Technology Affairs
                                               -------------------------------
DATE: AUG __,1992                       DATE:  7/31/92
     --------------------------------        ---------------------------------


                                        PRINCIPAL INVESTIGATOR



                                        /s/ Nicholas T. Zervas, M.D.
                                        --------------------------------------
                                        Nicholas T. Zervas, M.D.


                                        DATE: 9/10/92
                                             ---------------------------------

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                                       5

                          AMENDMENT TO CLINICAL TRIAL
                      AGREEMENT EFFECTIVE AUGUST 1, 1992
                BETWEEN PHOTOELECTRON CORPORATION, THE GENERAL
               HOSPITAL CORPORATION AND NICHOLAS T. ZERVAS, M.D.


     Effective August 1, 1993, The General Hospital Corporation, a not-for-profit corporation doing business as Massachusetts General Hospital, having its principal place of business at Fruit Street, Boston, MA 02114
("General"), Nicholas T. Zervas, M.D., Department of Neurosurgery,
Massachusetts General Hospital, Boston, MA 02114 ("Principal Investigator") and Photoelectron Corporation, a corporation having an office at 400-1 Totten Pond Road, Waltham, Massachusetts 02254 ("Company") agree, for good and valuable consideration to amend the Clinical Trial Agreement effective August 1, 1992 ("Agreement") as follows:

     1. In Paragraph 1 of the Agreement, the words "Model IXR-2 and Model Mark 2 of the" shall be inserted after the words "clinical study of".

     2. In paragraph 1 of the Agreement, the following words shall be added as the last sentence: "The parties agree that the Study shall also include the use of the Study Device by the Principal Investigator for the treatment and follow-up of not more than ten (10) additional patients on a compassionate use basis."

     3. In paragraph 7 of the Agreement, the words "one (1) year from the date hereof" shall be replaced with the words "until the execution of a clinical trial agreement between General, Company and Principal Investigator for a Phase II trial of the Study Device, or for two (2) years from the date hereof, whichever shall first occur."

     4. Beginning with the Effective Date of this Amendment, Company shall provide General with a research grant for one-half the salary of a nurse designated by General to assist subjects participating in the Study which shall be payable as monthly payments of Three Thousand Eighty-Three Dollars and Thirty-Three Cents ($3,083.33) per month for the term of the Agreement (as such term is amended pursuant to the immediately foregoing paragraph 3 of this Amendment).

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

     IN WITNESS WHEREOF, the parties have caused this Amendment to the Agreement to be duly executed.

PHOTOELECTRON CORPORATION                  THE GENERAL HOSPITAL CORPORATION
BY: /s/ Peter M. Nomikos                   BY: Marvin C. Guthrie
   ---------------------------------          --------------------------------
TITLE: President & CEO                     TITLE:  Director, Office of
       -----------------------------               ---------------------------
                                                   Technology Affairs
DATE: Nov. 12, 1993                        DATE: 11/8/93
     -------------------------------            ------------------------------


                                           PRINCIPAL INVESTIGATOR



                                           /s/ Nicholas T. Zervas, M.D.
                                           -----------------------------------
                                           Nicholas T. Zervas, M.D.

                                           DATE: [DATE APPEARS HERE]
                                                ------------------------------

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